UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

Thunder Power Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

221 W 9th St #848

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

(909) 214-2482

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIEV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2025, Thunder Power Holdings, Inc. (the “Company”) received approval from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) to transfer the listing of the Company’s common stock (“Common Stock”) from the Nasdaq Global Market to the Nasdaq Capital Market (the “Approval Letter”). The Company’s Common Stock was transferred to the Nasdaq Capital Market at the opening of business on March 28, 2025, and will continue to trade under the symbol “AIEV.”

As previously disclosed, on September 4, 2024, Nasdaq notified the Company that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business days, the Company no longer complied Nasdaq Listing Rules 5450(a)(1), which requires the Company’s listed securities to maintain a minimum bid price of $1.00 per share (the “Bid Price Requirement”), and 5450(b)(2)(A), which requires the Company to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 (the “Prior MVLS Requirement”). As previously disclosed, on March 7, 2025, the Company received written notice from Nasdaq, notifying the Company that, the Company has not regained compliance with the Bid Price Requirement and the Prior MVLS Requirement. Accordingly, the Nasdaq Staff has determined that the Company’s securities will be delisted from the Nasdaq Global Market. Unless the Company requests an appeal of Nasdaq’s determination, trading of the Company’s common stock will be suspended at the opening of business on March 18, 2025, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

In accordance with Nasdaq’s procedures, the Company has requested a hearing (the “Hearing”) before the Hearings Panel (the “Panel”) to seek continued listing. This request for a Hearing stayed the suspension of the Company’s securities and the filing of a Form 25-NSE pending the Panel’s decision.

Following the transfer of the Company’s Common Stock to the Nasdaq Capital Market on March 28, 2025, the Company is now subject to continued listing requirements of the Nasdaq Capital Market. The Prior MVLS Requirement is no longer applicable to the Company.

In the Approval Letter, Nasdaq notified the Company that the Company is non-compliant with Nasdaq Capital Market Listing Rule 5555(a)(1) , which requires the Company to comply with the same Bid Price Requirement. The Company intends to submit a plan to regain compliance with the continued listing requirements to the Panel as part of the Hearing process.

The Company may be granted up to an additional 180-day extension by Nasdaq (the “New Compliance Period”), subject to the Company’s compliance with the continued listing requirements of the Nasdaq Capital Market (other than the Bid Price Requirement). The Company’s Common Stock will be listed and traded on the Nasdaq Capital Market from March 28, 2025, if granted, through the New Compliance Period.

If, at any time before the expiration of the New Compliance Period, if granted by Nasdaq, the bid price of the Company’s Common Stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance to the Company and this matter will be closed with respect to the New Bid Price Requirement.

The Company will continue to actively monitor the closing bid price of its Common Stock and will evaluate available options to resolve the deficiency and regain compliance with the Bid Price Requirement. Notwithstanding the foregoing, however, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement with respect to its Common Stock or will otherwise be in compliance with other applicable Nasdaq listing criteria, generally or for purposes of qualifying for the New Compliance Period, or that the Company will be able to successfully implement a reverse stock split if it decides to pursue one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thunder Power Holdings, Inc.

Dated: March 28, 2025	By:	/s/ Pok Man Ho
	Name:	Pok Man Ho Interim
	Title:	Chief Financial Officer

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